EXHIBIT 11

                          Independent Auditors' Consent


     We consent to the inclusion in this Pre-Effective Amendment No. 1 to the Registration Statement (1993 Act File No. 333-17161) of Catholic Values Investment Trust of our report dated February 3, 1997 appearing in the Statement of Additional Information which is part of such Registration Statement.



DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 19, 1997